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                                                                    EXHIBIT 10.3

                                   AGREEMENT

  THIS AGREEMENT (the "Agreement"), dated the 2nd day of July, 2001, is made and entered into by and between Virtgame.com Corp. (hereinafter referred to as "VGTI"), a Public Company incorporated pursuant to the laws of Delaware, and R. Stephen Sarli (hereinafter referred to as "Consultant").

P R E A M B L E:

  WHEREAS, VGTI desires to engage the Consultant as its general management consultant; and

  WHEREAS the Consultant has performed the abovementioned services for a substantial amount of time without compensation and VGTI is desirous of continuing of continuing the relationship; and

  WHEREAS the Consultant wishes to continue to provide the above stated services to VGTI;

  NOW, THEREFORE, in consideration for the Consultant's agreement to render the hereinafter described services, as well as of the premises, the sum of TEN ($10) DOLLARS, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

WITNESSETH:

                                  ARTICLE ONE
                              CONSULTANT SERVICES

1.1 The Consultant shall perform the following services for VGTI:

(a) Consultant shall work with VGTI to further develop its management structure and its Board of Directors, and to plan its strategy in acquiring companies that will meld with VGTI's development plans. Consultant will also review any and all prospective joint ventures and strategic partners, and comment on the desirability and feasibility of said joint ventures/strategic partners, and will develop plans of action for any general plans for expansion as required.

(b) VGTI hereby irrevocably agrees to keep Consultant apprised of all material matters involving the VGTI, as required to permit Consultant to fully, properly and legally perform its duties hereunder.

(c) Consultant shall submit reports to VGTI on its progress.



                                  ARTICLE TWO
                        FEES, EXPENSES, AND TERMINATION


2.1 Fees

(a) The Consultant shall be entitled to a fee of $125,000 payable in cash on a monthly basis beginning July 2, 2001and ending December 31, 2001 or payable by issuance of 500,000 free trading shares of VGTI common stock within 10 working days of the execution of this agreement for the sum of $125,000, said sum having been earned by Consultant.
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2.2 Expenses

The Company shall be responsible for all reasonable expenses Sarli may incur in performing services under this Agreement. However, all expenses over $500 in any month must be pre-approved by the Company.

2.3 Term

This agreement shall be for a period of 1 year.



                                 ARTICLE THREE
                                 MISCELLANEOUS

3.1 All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:

And

TO VGTI: 5230 Carroll Canyon Rd., Suite 318, San Diego, California 92121;

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner herein above set forth.

3.2 Time shall be of the essence in this Agreement.

3.3 This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

3.4 This Agreement, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

3.5 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. Any and all disputes arising under this Agreement whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the State of New York. Each of the parties hereto hereby irrevocably agrees to the jurisdiction of the Courts of the State of New York.

3.6 The parties hereto shall sign such further and other papers, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and do or cause to be done all such other acts and things as maybe necessary or desirable in order to give full force and effect to this Agreement and every part thereof.

3.7 The headings used herein are inserted for convenience of reference only and shall not affect the construction of, or interpretation of, this Agreement.

3.8 In the event that any Article or section of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof, but such part shall be fully severable, and this Agreement
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shall be construed and enforced as if such invalid or unenforceable part had never been inserted herein and the parties do hereby agree that they would have signed this Agreement without such invalid or unenforceable part included herein.

3.9 In this Agreement words importing the singular number only shall include the plural and vice versa; and words importing the masculine gender shall include the feminine and vice versa.

3.10 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns.

3.11 Where the date for the expiry of any time period or for the closing of any thing hereunder expires or falls upon a day which is not a Business Day, the time so limited extends to and the thing shall be done on the day next following that is a Business Day.


  IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED
in the presence of


                   "Company"

                   VIRTGAME.COM CORP.
                   a Delaware corporation


                   By:  /S/  BRUCE MERATI
                      ------------------------------
                      Chief Operating Officer


                   "Consultant"


                   /S/  R. STEPHEN SARLI
                   ---------------------------------
                        R. Stephen Sarli